Tidal Trust II 485BPOS

Exhibit (e)(i)(4)

FOURTH AMENDMENT TO ETF
DISTRIBUTION AGREEMENT

This fourth amendment (“Amendment”) to the ETF Distribution Agreement dated as of July 5, 2022 (the “Agreement”), by and between Tidal Trust II (the “Trust”) and Foreside Fund Services, LLC (“Foreside” and together with the Trust, the “Parties”) is entered into as of December 15, 2022 (the “Effective Date”).

WHEREAS, The Parties desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted and replaced in its entirety by the Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

TIDAL TRUST II		FORESIDE FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Teresa Cowan

Name:	Eric Falkeis	Name:	Teresa Cowan

Title:	President	Title:	President

EXHIBIT A

Carbon Collective Climate Solutions U.S. Equity ETF

YieldMax Innovation Option Income ETF

YieldMax KWEB Option Income ETF

YieldMax GDX Option Income ETF

YieldMax XBI Option Income ETF

YieldMax TLT Option Income ETF

YieldMax AAPL Option Income ETF

YieldMax AMZN Option Income ETF

YieldMax BRK.B Option Income ETF

YieldMax COIN Option Income ETF

YieldMax META Option Income ETF

YieldMax GOOG Option Income ETF

YieldMax NFLX Option Income ETF

YieldMax NVDA Option Income ETF

YieldMax SQ Option Income ETF

YieldMax TSLA Option Income ETF

Senior Secured Credit Opportunities ETF

Meet Kevin Pricing Power ETF

Meet Kevin Select ETF

Meet Kevin Moderate ETF

REX Short MSTR ETF

REX Short COIN ETF

REX Short GME ETF

REX Short AMC ETF

REX Short PTON ETF

REX Short TLRY ETF

REX Short NKLA ETF

REX Short HOOD ETF

REX Short BYND ETF

REX Short PENN ETF

Nicholas Fixed Income Alternative ETF

Pinnacle Focused Opportunities ETF

Veridien Climate Action ETF

REX 2X MSTR ETF

REX 2X COIN ETF

REX 2X GME ETF

REX 2X AMC ETF

REX 2X PTON ETF

REX 2X TLRY ETF

REX 2X NKLA ETF

REX 2X HOOD ETF

REX 2X BYND ETF

REX 2X PENN ETF